SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                Sequa Corporation
             (Exact name of registrant as specified in its charter)

                      Delaware                              13-1885030
---------------------------------------             ---------------------------
  (State of incorporation or organization) (I.R.S. Employer Identification No.)

                  200 Park Avenue
                 New York, New York                                      10166
-----------------------------------------         ------------------------------
   (Address of principal executive offices)                          (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:
                Title of each class             Name of each exchange on which
                to be so registered            each class is to be registered
--------------------------------------------------------------------------------
      Class B Preferred Stock Purchase Rights      New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. X

         Securities Act registration statement file number to which this form relates:

------------------------------------------
         (if applicable)
         Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
---------------------------------------------------------------------------
                                (Title of Class)


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                                      -2-




Item 1.    Description of Securities to be Registered

                  On October 30, 2000, the Board of Directors of Sequa Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Class A Common Stock, no par value, and Class B Common Stock, no par value (the "Class A Common Stock" and "Class B Common Stock," respectively and together, the "Common Stock"), of the Company. The distribution is payable to holders of record on December 1, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $1.00 par value (the "Junior Preferred Stock"), at a price of $200.00 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

                  Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons, subject to certain exceptions (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 33 1/3% or more of the voting power of the outstanding shares of Voting Stock or
(ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 33 1/3% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date or issued thereafter will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that, as defined therein, the term "Acquiring Person" shall not include

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                                      -3-

Norman E. Alexander (and certain related Persons) who currently beneficially own voting stock in excess of 50% of the voting power.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on October 31, 2010, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company

                  In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock for Rights issued with respect to Class A Common Stock and Class B Common Stock for Rights issued with respect to Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exchange of Rights

                  At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock (or a fraction of a share of Junior Preferred Stock having the same market value) per Class A Right (subject to adjustment) and one share of Class B Common Stock (or a fraction of a share of Junior Preferred Stock having the same market value) per Class B Right (subject to adjustment).

Redemption of Rights

                  At any time prior to 5:00 P.M., New York City time, on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Rights Holder Not a Stockholder

                  Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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                                      -4-


Terms of the Junior Preferred Stock

                  The Junior Preferred Stock will rank junior to all other series of the Company's preferred stock (including, but not limited to, the $5.00 Cumulative Convertible Preferred Stock) with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Junior Preferred Stock will have a quarterly dividend rate per share equal to the greater of $10.00 or 1,000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Class A Common Stock, subject to certain adjustments. The Junior Preferred Stock will not be redeemable. Generally, in the event of liquidation, the holders of each one one-thousandth of a share of the Junior Preferred Stock will receive a payment equivalent to that received by the holders of each share of the Common Stock. Generally, each share of Junior Preferred Stock will vote together with the Common Stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1,000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Junior Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Junior Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Junior Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Junior Preferred Stock purchasable with each Right is intended to approximate the value of one share of Common Stock.

Amendments to Terms of the Rights


                  Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement on Form 8-A dated October 31, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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                                      -5-


Item 2.    Exhibits

          1. Form of Rights Agreement, dated as of October 30, 2000, between Sequa Corporation and The Bank of New York, as Rights Agent

          2. Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A to the Rights Agreement)

          3. Form of Right Certificate (incorporated by reference to Exhibit B to the Rights Agreement)

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                      SEQUA CORPORATION


                      By:  /s/  STUART Z. KRINSLY
                          ----------------------------------------------------
                         Name:  Stuart Z. Krinsly
                         Title:  Senior Executive Vice President
                                   and General Counsel




  Dated:  October 31, 2000

                                  EXHIBIT INDEX

Number                  Description

1 Form of Rights Agreement, dated as of October 30, 2000, between Sequa Corporation and The Bank of New York, as Rights Agent.

2 Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit A to the Rights Agreement)

3 Form of Right Certificate (incorporated by reference to Exhibit B to the Rights Agreement)

------------------------------------------------------------------------------






                                SEQUA CORPORATION


                                       and


                      THE BANK OF NEW YORK, as Rights Agent


                                RIGHTS AGREEMENT


                          Dated as of October 30, 2000








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

                                TABLE OF CONTENTS

                                                                        Page



Section 1. Certain Definitions...............................................1

Section 2. Appointment of Rights Agent.......................................8

Section 3. Issue of Right Certificates.......................................9

Section 4. Form of Right Certificates........................................11

Section 5. Countersignature and Registration.................................12

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
          Certificates.......................................................13

Section 7. Exercise of Rights; Purchase Price; Expiration Date of
          Rights.............................................................15

Section 8. Cancellation and Destruction of Right Certificates................17

Section 9. Reservation and Availability of Shares of Capital Stock...........18

Section 10. Junior Preferred Stock Record Date...............................20

Section 11. Adjustment of Purchase Price, Number of Shares or Number of
          Rights.............................................................21

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.......32

Section 13. Fractional Rights and Fractional Shares..........................33

Section 14. Rights of Action.................................................34

Section 15. Agreement of Right Holders.......................................35

Section 16. Right Certificate Holder Not Deemed a Stockholder................36

Section 17. Concerning.......................................................36

Section 18. Merger or Consolidation or Change of Name of Rights Agent........37

Section 19. Duties of Rights Agent...........................................38


Section 20. Change of Rights Agent...........................................42

Section 21. Issuance of New Right Certificates...............................43

Section 22. Redemption and Termination.......................................43

Section 23. Exchange.........................................................45

Section 24. Notice of Certain Events.........................................47

Section 25. Notices..........................................................48

Section 26. Supplements and Amendments.......................................48

Section 27. Successors.......................................................49

Section 28. Determinations and Actions by the Board of Directors.............49

*Section 29. Benefits of This Agreement.......................................50

Section 30. Severability.....................................................50

Section 31. Governing Law....................................................50

Section 32. Counterparts.....................................................51

Section 33. Descriptive Headings.............................................51


Exhibit A -          Certificate of Designation.............................A-1

Exhibit B -          Form of Right Certificate..............................B-1

Exhibit C         -  Summary of Rights to Purchase Junior
                     Preferred Stock........................................C-1

Exhibit D         -  Incumbency Certificate.................................D-1

                                RIGHTS AGREEMENT


          Rights Agreement (the "Agreement"), dated as of October 30, 2000, between Sequa Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H :


          WHEREAS, the Board of Directors of the Company on October 30, 2000 (the "Rights Dividend Declaration Date") authorized and declared a dividend distribution (the "Distribution") of one Class A Right (as such term is hereinafter defined) for each outstanding share of the Class A Common Stock, no par value (the "Class A Common Stock"), and one Class B Right (as such term is hereinafter defined) for each outstanding share of the Class B Common Stock, no par value (the "Class B Common Stock"), of the Company outstanding at the close of business on December 1, 2000 (the "Record Date") and has authorized and directed the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions hereof) in respect of each share of Common Stock (as such term is hereinafter defined) issued (whether originally issued or delivered from the Company's treasury stock) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), each Class A Right and Class B Right initially representing the right to purchase, under certain circumstances, one one-thousandth of a share of Series A Junior Participating Preferred Stock, $1.00 par value (the "Junior Preferred Stock"), of the Company having the rights, powers and preferences set forth in the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined), but shall not include (i) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan;
     (ii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock (as such term is hereinafter defined) outstanding since the last date on which such Person acquired Beneficial Ownership of any shares of the Voting Stock constituting all or a portion of such Substantial Block; (iii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block in the good faith belief that such acquisition would not (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of a Substantial Block and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur; and (iv) any Alexander Person (as such term is hereinafter defined). Notwithstanding clause (ii) or (iii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (ii) or (iii) does not cease to be the Beneficial Owner of a Substantial Block by the close of business on the fifth Business Day (as such term is hereinafter defined) after notice from the Company (the date of notice being the first Business Day) that such Person is the Beneficial Owner of a Substantial Block, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (ii) or (iii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as a result of an acquisition of Voting Stock by the Company which, by reducing the number of shares of Voting Stock outstanding, increases the proportionate voting power of Voting Stock beneficially owned by such Person to 33 1/3% or more of the total vot-ing power of the then outstanding shares of Voting Stock of the Company; provided, however, if a Person shall become the Beneficial Owner of a Substantial Block as a result of an acquisition of Voting Stock by the Company and shall, after such acquisition of Voting Stock by the Company, become the Beneficial Owner of any additional Voting Stock of the Company other than pursuant to a stock split, stock dividend or similar transaction, and immediately thereafter be the Beneficial Owner of a Substantial Block, then such Person shall be deemed to be an "Acquiring Person."

          (b) "Act" shall mean the Securities Act of 1933, as amended.

          (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii)(B) hereof.

          (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (e) "Agreement" shall have the meaning set forth in the introduction hereto.

          (f) "Alexander Person" shall mean (i) Norman E. Alexander and his spouse, their lineal descendants and their spouses (so long as they remain spouses) and the estate of any of the foregoing persons, and any partnership, trust, corporation or other entity to the extent any shares of Voting Stock owned by such entity are considered beneficially owned by any of such individuals or estates, and (ii) any person who would be an Acquiring Person solely by reason of being deemed to be the Beneficial Owner of shares of Voting Stock beneficially owned by any such estate or entity, whether by acting as an officer, director, executor, trustee or other managing person of any such entity, or by reason of any ownership interest or other pecuniary interest in any such entity, or having an agreement, arrangement or understanding with any such individual, estate or entity.

          (g) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) hereof ("Original Rights") or pursuant to Section 11(i) or
          Section 21 hereof in connection with an adjustment made with respect to Original Rights; or

               (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing) or has a "pecuniary interest" or an "indirect pecuniary interest" in (as determined pursuant to Rule 16a-1(a)(2) of the General Rules and Regulations under the Exchange Act); provided, however, a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph

(ii) of this paragraph (g)) or disposing of any securities of the Company.

          Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

          (h) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (i) "Certification" shall have the meaning set forth in Section 17 hereof.

          (j) "Class A Adjustment Shares" shall have the meaning set forth in
     Section 11(a)(ii)(A) hereof.

          (k) "Class A Common Stock" shall have the meaning set forth in the recitals hereto.

          (l) "Class A Right" shall have the meaning set forth in Section 3(a) hereof.

          (m) "Class A Right Certificate" shall have the meaning set forth in
     Section 3(a) hereof.

          (n) "Class B Adjustment Shares" shall have the meaning set forth in
     Section 11(a)(ii)(B) hereof.

          (o) "Class B Common Stock" shall have the meaning set forth in the recitals hereto.

          (p) "Class B Right" shall have the meaning set forth in Section 3(a) hereof.

          (q) "Class B Right Certificate" shall have the meaning set forth in
     Section 3(a) hereof.

          (r) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (s) "Common Stock" when used with reference to the Company shall mean the Class A Common Stock of the Company and the Class B Common Stock of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean either the capital stock with the greatest voting power of such other Person or, if such Person is a Subsidiary of another Person, the equity securities or other equity interest having power to control or direct the management of such other Person.

          (t) "Common Stock Equivalents" shall have the meaning set forth in
     Section 11(a)(iii) hereof.

          (u) "Company" shall have the meaning set forth in the introduction hereto.

          (v) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

          (w) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (x) "Distribution" shall have the meaning set forth in the recitals hereto.

          (y) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

          (z) "Equivalent Junior Preferred Stock" shall have the meaning set forth in Section 11(b) hereof.

          (aa) "Exchange Act" shall have the meaning set forth in the definitions of "Affiliate" and "Associate" above.

          (bb) "Exchange Ratio" shall have the meaning set forth in Section 23(a) hereof.

          (cc) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

          (dd) "Final Expiration Date" shall have the meaning set forth in
     Section 7(a) hereof.

          (ee) "Incumbency Certificate" shall have the meaning set forth in
     Section 26 hereof.

          (ff) "Junior Preferred Stock" shall mean the shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company.

          (gg) "NASDAQ" shall have the meaning set forth in Section 11(d)(i) hereof.

          (hh) "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner" above.

          (ii) "Person" shall mean any individual, firm, corporation, partnership, trust or other entity.

          (jj) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.

          (kk) "Record Date" shall have the meaning set forth in the recitals hereto.

          (ll) "Redemption Price" shall have the meaning set forth in Section 22(a) hereof.

          (mm) "Right Certificates" shall have the meaning set forth in Section 3(a) hereof.

          (nn) "Rights" shall have the meaning set forth in the recitals hereto.

          (oo) "Rights Agent" shall have the meaning set forth in the introduction hereto.

          (pp) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals hereto.

          (qq) "Section 11(a)(ii) Event" shall mean any event described in
     Section 11(a)(ii) hereof.

          (rr) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (ss) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, includes a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (tt) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (uu) "Subsidiary" shall mean, with reference to any Person, any corporation (or other entity) of which an amount of voting securities (or comparable ownership interests) sufficient to elect at least a majority of the directors (or comparable individuals) of such corporation (or other entity) is beneficially owned or otherwise controlled, directly or indirectly, by such Person.

          (vv) "Substantial Block" shall mean a number of shares of the Voting Stock which are entitled to thirty three and one-third percent (33 1/3%) or more (without regard to any instruments, agreements, arrangements or understandings to which a holder thereof may be a party or to which such shares may be subject or by which such shares may be bound) of the aggregate voting power of all outstanding shares of Voting Stock.

          (ww) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

          (xx) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

          (yy) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

          (zz) "Triggering Event" shall mean any Section 11(a)(ii) Event.

          (aaa)"Voting Stock" when used with reference to the Company shall mean the Class A Common Stock, the Class B Common Stock and the $5 Cumulative Convertible Preferred Stock, $1.00 par value, and any other outstanding shares of capital stock of the Company which are entitled to vote generally in the election of directors.

Any term defined in the singular shall have the same meaning in the plural and any term defined in the plural shall have the same meaning in the singular.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company shall act as Co-Rights Agent and may from time to time appoint such other Co-Rights Agents as it may deem necessary or desirable upon ten calendar days' written notice to the Rights Agent. In no event shall the Rights Agent have any duty to su-pervise or in any way be liable for the actions or omissions of such Co-Rights Agents.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the close of business on the tenth calendar day after the Shares Acquisition Date (or, if the tenth calendar day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth calendar day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date") (x) the Rights will be evidenced (subject to the provisions of paragraph
(b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. A Right issued to a holder of Class A Common Stock (a "Class A Right"), if exercised to purchase Common Stock pursuant to Section 11(a)(ii)(A) of this Agreement, may purchase only Class A Common Stock and a Right issued to a holder of Class B Common Stock (a "Class B Right"), if exercised to purchase Common Stock pursuant to Section 11(a)(ii)(B) of this Agreement, may purchase only Class B Common Stock. As soon as practicable after receipt by the Rights Agent of written notice from the Company of the Distribution Date, the Rights Agent, at the Company's expense, will send by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Class A Right Certificate or a Class B Right Certificate, as the case may be, in substantially the form of Exhibit B hereto (the "Class A Right Certificate" or the "Class B Right Certificate," as the case may be) (together, the "Right Certificates"), evidencing one Class A Right or one Class B Right for, respectively, each share of the Class A Common Stock or Class B Common Stock so held, subject to adjustment as provided herein.

As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates and the conversion of a share of Class B Common Stock into a share of Class A Common Stock after the Distribution Date will have no effect on any such Rights.

          (b)......As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Junior Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Stock, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer or conversion of any of the certificates for Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          (c)......Rights shall be issued in respect of all shares of Common
Stock issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7), or, in certain circumstances provided in Section 21 hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Sequa Corporation and The Bank of New York dated as of October 30, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Sequa Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Sequa Corporation will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge within five Business Days after receipt of a written request therefor. Rights beneficially owned by an Acquiring Person and certain other persons will be null and void under certain circumstances set forth in the Rights Agreement.

After the due execution of any supplement or amendment to this Agreement in accordance with the terms hereof, the reference to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended. Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer or conversion of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding. The failure to print the foregoing legend on any such Common Stock certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e) hereof.

          Section 4. Form of Right Certificates. (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights or duties of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the NASDAQ National Market or of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine-printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and
Section 21 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of Junior Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as shall be set forth therein at the price per one one-thousandth of a share of Junior Preferred

Stock set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

          (b)......Notwithstanding any other provision of this Agreement,
(i) any Right Certificate issued pursuant to Section 3(a) or Section 21 hereof that represents Rights beneficially owned by: (x) an Acquiring Person or any Associate or Affiliate thereof, (y) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (z) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect avoidance of Section 7(e) hereof, (ii) any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate and
(iii) any Right Certificate issued pursuant to Section 6 or Section 11 hereof, upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible following the written instruction of the Company to the Rights Agent) the following legend, modified as applicable to apply to such Person:

          The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented will be null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by one of its authorized officers either manually or by facsim-ile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

          In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates and the date of countersignature of each of the Right Certificates.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 13 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Junior Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence, as the Company or the Rights Agent shall reasonably request, of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of securities of the Company. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 13 and Section 19(k) hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificate holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, along with a signature guarantee and such other further documentation as the Rights Agent may reasonably request and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Sections 3(a), 9(c), 11(a)(iii), 22(a) and 23(b) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Junior Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may
be) as to which the Rights are then exercisable, at or prior to the earliest of
(i) the close of business on October 31, 2010 (the "Final Expiration Date"),
(ii) the time at which the Rights are exchanged as provided in Section 23 or
(iii) the time at which the Rights are redeemed as provided in Section 22 (such earliest date being herein referred to as the "Expiration Date").

          (b)......The Purchase Price for each one one-thousandth of a share of
Junior Preferred Stock pursuant to the exercise of a Right shall initially be $200, shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in accordance with paragraph (c) below.

          (c)......Upon receipt of a Right Certificate representing exercisable
Rights, with the form of election to purchase and the certificate duly executed and completed accompanied by payment of the Purchase Price for the number of one one-thousandths of shares of Junior Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall thereupon, subject to Section 19(k), promptly (i) requisition from any transfer agent of Junior Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of one one-thousandths of shares of Junior Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such re-quests, (ii) if the Company shall have elected to deposit the total number of shares of Junior Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Junior Preferred Stock as are to be purchased (in which case certificates for the shares of Junior Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (iii) when appropriate, requisition from any transfer agent of the Common Stock of the Company (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be paid in accordance with Section 11(a)(ii) and 11(a)(iii), (iv) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 13, (v) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when appropriate, after receipt deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the then Purchase Price may be made in cash or by certified bank check or bank draft or money order payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for payment, distribution or issuance by the Rights Agent, if and when appropriate.

          (d)......In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

          (e)......Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who be-comes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. The Rights Agent will endeavor to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

          (f)......Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner, Affiliates or Associates thereof or of the holder, or of any other Person with which such holder or any of such holder's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company as the Company or the Rights Agent shall reasonably request.

          Section 8. Cancellation of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

          Section 9. Reservation and Availability of Shares of Capital Stock.
(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Junior Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities) or out of its authorized and issued shares of Junior Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and issued Common Stock and/or other securities) held in its treasury, the number of shares of Junior Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights (it being understood that any of the foregoing shares or securities may also be reserved for other purposes) or will take such other steps as are appropriate to assure that the number of such shares or securities (or their equivalents) sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

          (b)......So long as the shares of Junior Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, or admitted to trading on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that the Board of Directors of the Company determines that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange or admitted to trading on NASDAQ upon official notice of issuance upon such exercise.

          (c)......The Company shall use its best efforts (X)(i) to file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event, or as soon as required by law, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date and (Y)(i) to file appropriate applications with any state or federal regulatory bodies having jurisdiction over the issuance of the securities (or assets) purchasable upon exercise of the Rights in order to obtain any approvals or orders of such bodies as may be legally required, (ii) to cause such approvals to be obtained or orders to be issued as soon as practicable after such filing and (iii) to cause such approvals or orders to remain effective until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities (or assets) and (B) the Expiration Date, to the extent not previously obtained. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, (X) for a period of time not to exceed ninety (90) days after the date set forth in clause (X)(i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and (Y) for a period of time not in excess of one hundred eighty (180) days after such date (or for such longer period as is required by any applicable law or rule or regulation of any appropriate regulatory bodies), the exercisability of the Rights in order to obtain any such required regulatory body approvals or orders. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained. The Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law, unless specifically notified in writing by the Company prior to such exercise, and shall have no liability for acting in reliance upon such assumption.

          (d)......The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Junior Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to pay-ment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e)......The Company further covenants and agrees that it will pay when due and payable any and all taxes and government charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Junior Preferred Stock Record Date. Each Person in whose name any certificate for any number of shares of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such whole and/or fractional shares of Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made and shall show the date of countersignature; provided, however, if the date of such surrender and payment is a date upon which the Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Junior Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)......(i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Junior Preferred Stock payable in shares of the Junior Preferred Stock, (B) subdivide the outstanding Junior Preferred Stock, (C) combine the outstanding Junior Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Junior Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Junior Preferred Stock (or Common Stock and/or other securities) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii)Subject to Section 23 of this Agreement, in the event any Person, alone or together with its Affiliates and Associates, becomes an Acquiring Person (a "Section 11(a)(ii) Event"), then, prior to the later of (x) the date on which the Company's rights of redemption pursuant to Section 22(a) expire, or
(y) five (5) days after the date of the first occur-rence of a Section 11(a)(ii) Event, proper provision shall be made so that

          (A)Each holder of a Class A Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price for the number of one one-thousandths of a share of Junior Preferred Stock for which such Class A Right is then exercisable in accordance with the terms of this Agreement, in lieu of shares of Junior Preferred Stock, such number of shares of the Class A Common Stock of the Company (subject to Section 3(a) hereof) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Junior Preferred Stock for which a Class A Right is then exercisable and dividing that product by
     (y) fifty percent (50%) of the Current Market Price per share of the Class A Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of the event listed above in this subparagraph (ii) (such number of shares are hereinafter referred to as the "Class A Adjustment Shares") provided that the Purchase Price and the number of Class A Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and

          (B) Each holder of a Class B Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price for the number of one one-thousandths of a share of Junior Preferred Stock for which such Class B Right is then exercisable in accordance with the terms of this Agreement, in lieu of shares of Junior Preferred Stock, such number of shares of the Class B Common Stock of the Company (subject to Section 3(a) hereof) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Junior Preferred Stock for which a Class B Right is then exercisable and dividing that product by
     (y) fifty percent (50%) of the Current Market Price per share of the Class B Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of the event listed above in this subparagraph (ii) (such number of shares are hereinafter referred to as the "Class B Adjustment Shares") (together with the Class A Adjustment Shares, the "Adjustment Shares") provided that the Purchase Price and the number of Class B

     Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (subject to Section 3(a) hereof) (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock, "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and
(y) the date on which the Company's rights of redemption pursuant to Section 22(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (subject to Section 3(a) hereof) (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Only Class A Common Stock shall be issued with respect to Class A Rights and only Class B Common Stock shall be issued with respect to Class B Rights. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notice to the Rights Agent at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date. The Company shall give the Rights Agent notice of the selection of any Common Stock Equivalent under this Section 11(a)(iii).

          (b)......In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Junior Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Junior Preferred Stock (or securities having substantially the same rights, privileges and preferences as the shares of Junior Preferred Stock ("Equivalent Junior Preferred Stock") or convertible into the Junior Preferred Stock or Equivalent Junior Preferred Stock) at a price per share of the Junior Preferred Stock or Equivalent Junior Preferred Stock (or having a conversion price per share, if a security convertible into the Junior Preferred Stock or Equivalent Junior Preferred Stock) less than the Current Market Price (as defined in Section 11(d) per share of the Junior Preferred Stock or Equivalent Junior Preferred Stock, as the case may be) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Junior Preferred Stock outstanding on such record date plus the number of shares of Junior Preferred Stock or

Equivalent Junior Preferred Stock which the aggregate offering price of the total number of shares of Junior Preferred Stock or Equivalent Junior Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Junior Preferred Stock outstanding on such record date plus the number of additional shares of Junior Preferred Stock and/or Equivalent Junior Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Junior Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)......In case the Company shall fix a record date for the making of a distribution to all holders of Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per share of Junior Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Junior Preferred Stock and of which the denominator shall be such Current Market Price per share of Junior Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d)......(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Class A Common Stock or Class B Common Stock, as the case may be, on any date shall be deemed to be the average of the daily closing prices per share of the Class A Common Stock or the Class B Common Stock, as the case may be, for the thirty (30) consecutive Trading Days (as such term is hereinafter defined in this paragraph (d)) immediately prior to but not including such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Class A Common Stock or Class B Common Stock, as the case may be, on any date shall be deemed to be the average of the daily closing prices per share of the Class A Common Stock or the Class B Common Stock, as the case may be, for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, in the event that the Current Market Price per share of Class A Common Stock or Class B Common Stock, as the case may be, is determined during the period following the announcement by the issuer of such Class A Common Stock or Class B Common Stock, as the case may be, of (A) a dividend or distribution on such Class A Common Stock or Class B Common Stock, as the case may be, payable in shares of Class A Common Stock or Class B Common Stock, as the case may be, or securities convertible into shares of Class A Common Stock (other than the Class A Rights) or Class B Common Stock (other than the Class B Rights), as the case may be, or (B) any subdivision, combination or reclassification of Class A Common Stock or Class B Common Stock, as the case may be, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of the Class A Common Stock or Class B Common Stock, as the case may be, are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the prin-cipal national securities exchange on which the shares of the Class A Common Stock or Class B Common Stock, as the case may be, are listed or admitted to trading or, if the shares of the Class A Common Stock or Class B Common Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Class A Common Stock or the Class B Common Stock, as the case may be, are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock or the Class B Common Stock, as the case may be, selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Class A Common Stock or the Class B Common Stock, as the case may be, the fair value of such shares on such date shall be as determined in good faith by the Board of Directors (which may, in its sole discretion, rely upon the opinion of an independent investment banking firm selected by the Board of Directors) whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Class A Common Stock or Class B Common Stock, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares of the Class A Common Stock or the Class B Common Stock, as the case may be, are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Class A Common Stock or the Class B Common Stock, as the case may be, is not publicly held or not so listed or traded, "Current Market Price"

per share shall mean the fair value per share as determined in good faith by the Board of Directors (which may, in its sole discretion, rely upon the opinion of an independent investment banking firm selected by the Board of Directors) whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the Current Market Price per share of Junior Preferred Stock shall be determined in the same manner as set forth above for the Class A Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market

Price per share of Junior Preferred Stock cannot be determined in the manner provided above or if the Junior Preferred Stock is not publicly held or listed or traded in any manner described in clause (i) of this Section 11(d), the Current Market Price per share of Junior Preferred Stock shall be conclusively deemed to be an amount equal to one thousand (1,000) (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Class A Common Stock. If neither the Class A Common Stock nor the Junior Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Junior Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Junior Preferred Stock shall be equal to the Current Market Price of one share of Junior Preferred Stock divided by one thousand (1,000).

          (e)......Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent, the nearest ten-thousandth of a share of Common Stock or the nearest one-millionth of a share of Junior Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (f)......If as a result of an adjustment made pursuant to Section
11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than shares of Junior Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Junior Preferred Stock contained in Sections 11(a) through (q), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

          (g)......All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Junior Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)......Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by
(y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i)......The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Junior Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 13, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j)......Irrespective of any adjustment or change in the Purchase
Price or the number of shares of Junior Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

          (k)......Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then stated value, if any, of a share of Junior Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of such Junior Preferred Stock at such adjusted Purchase Price.

          (l)......In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Junior Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m)......Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine to be advisable in order that any consolidation or subdivision of shares of Junior Preferred Stock, issuance wholly for cash of any shares of Junior Preferred Stock at less than the Current Market Price, issuance wholly for cash of the Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for Junior Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11 hereafter made by the Company to holders of its Junior Preferred Stock shall not be taxable to such stockholders.

          (n)......The Company covenants and agrees that, after the Distribution
Date, it will not, except as permitted by Sections 22, 23 and 26 hereof, take (nor will it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (o)......The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) or (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n)) if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event; provided, however, if the events in this
Section 11(p) involve Class A Common Stock, then the adjustments herein shall apply to the Class A Rights, and if the events in this Section 11(p) involve Class B Common Stock, then the adjustments herein shall apply to the Class B Rights.

          (q)......Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, the number of shares of Junior Preferred Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a)(i), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments thereto as the Board of Directors (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Directors in adopting this Agreement and such Sections.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the calculations and facts accounting for such adjustment and the adjusted Purchase Price, (b) promptly file with the Rights Agent and with each transfer agent for the Junior Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

          Section 13. Fractional Rights and Fractional Shares (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 13(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b)......The Company shall not be required to issue fractions of shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock). In lieu of fractional shares that are not integral multiples of one one-thousandth of a share of Junior Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time the Rights evidenced thereby are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Junior Preferred Stock. For purposes of this
Section 13(b), the current market value of one one-thousandth of a share of Junior Preferred Stock shall be one one-thousandth of the closing price of a share of Junior Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock (subject to Section 3(a) hereof). For purposes of this Section 13(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d)......The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as otherwise permitted by this Section 13.

          (e) The Rights Agent shall have no duty or obligation with respect to this Section 13 and Section 23(e) hereof unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

          Section 14. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in re-spect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          Section 15. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6 and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

          Section 16. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Junior Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 17. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, execution, delivery, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as may be finally determined by a court of competent jurisdiction) for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability on the premises. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever

(including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent. The provisions of this Section 17 shall survive the expiration of the Rights and the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

          The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon (i) the execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

          Section 18. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights

Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and

in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 19. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company) and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (and as may be finally determined by a court of competent jurisdiction); provided, however, the Rights Agent shall not be liable for any indirect, special, consequential or punitive damages. The issuance or non-issuance of a Right Certificate or Junior Preferred Stock or other security issued in lieu of Junior Preferred Stock in accordance with instructions given to the Rights Agent by the Company pursuant to Section 19(k) hereof or in accordance with the terms hereof shall not constitute gross negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Junior Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Junior Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer. An application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, or such omission shall be effective and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the Company receives such application) without the consent of the Company unless prior to taking, suffering or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken, suffered or omitted.

          (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any trans-action in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other person resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Right Certificate involved. The Rights Agent shall not be liable for acting in accordance with such instructions.

          (l) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

          (m) The Company agrees to give the Rights Agent prompt written notice of any event of ownership of which the Company is aware and which would prohibit the exercise or transfer of the Right Certificates.

          Section 20. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Junior Preferred Stock and the Common Stock by registered or certified mail, and, at the Company's expense, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Junior Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be
     (i) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business as a banking or trust institution in the State of New York), in good standing, having an office in the State of New York, which is subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million or (ii) an affiliate of such Person. After appointment, the successor Rights

     Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Junior Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 21. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 22. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (y) the close of business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either, in whole or in part, in shares of its Class A Common Stock for Class A Rights or in shares of its Class B Common Stock for Class B Rights (subject to Section 3(a) hereof) (valued at their Current Market Price as defined in Section 11(d)(i) on the date of the redemption), other securities, cash or other assets. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

          (b)......In deciding whether or not to exercise the Company's right of redemption hereunder, the Board of Directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

          (c)......Immediately upon the action of the Board of Directors of the
Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. Within ten (10) days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 22, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

          Section 23. Exchange. (a) The Board of Directors of the Company may, at its option, from time to time on or after a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Class A Common Stock and Class B Common Stock (subject to
Section 3(a) hereof) at an exchange ratio of one share of Class A Common Stock per Class A Right or one share of Class B Common Stock per Class B Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

          (b)......Immediately upon the action of the Board of Directors of the
Company ordering the exchange of any Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock (subject to Section 3(a) hereof) equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors ordering an exchange of the Rights, the Company shall give notice of any such exchange to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent; provided, however, the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

          (c)......In any exchange pursuant to this Section 23, the Company, at its option, may substitute shares of Junior Preferred Stock (or Equivalent Junior Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock exchangeable for the Rights, at the initial rate of one one-thousandth of a share of Junior Preferred Stock (or Equivalent Junior Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the dividend rights of the Junior Preferred Stock pursuant to the terms thereof.

          (d)......In the event that there shall not be sufficient shares of
Common Stock or Junior Preferred Stock issued, but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 23 or that any regulatory actions or approvals are required in connection therewith, the Company shall take all such action as may be necessary to authorize additional Common Stock or Junior Preferred Stock for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock pursuant to this Section 23. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (subject to Section 3(a) hereof). For the purposes of this Section 23(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 23.

          (f) In any exchange pursuant to this Section 23, the Company, at its option, may substitute for any share of Common Stock exchangeable for a Right
(i) Common Stock Equivalents, (ii) cash, (iii) debt securities of the Company,
(iv) other assets or (v) any combination of the foregoing, having an aggregate value which a majority of the Board of Directors of the Company shall have determined in good faith to be equal to the Current Market Price of one share of Common Stock (determined pursuant to Section 11(d) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 23.

          Section 24. Notice of Certain Events. In case the Company shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Junior Preferred Stock or to make any other distribution to the holders of Junior Preferred Stock (other than a regular periodic cash dividend), (b) to offer to the holders of Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of Junior Preferred Stock (other than a reclassification involving only the subdivision of outstanding Junior Preferred Stock), (d) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof) or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof) or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with
Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Junior Preferred Stock, whichever shall be the earlier.

          In case a Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and all references in the pre-ceding paragraph to Junior Preferred Stock shall be deemed to thereafter refer to Common Stock and/or other securities, as the case may be.

          Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Sequa Corporation
                           200 Park Avenue
                           New York, New York 10166
                           Attn:  Stuart Z. Krinsly,
                                  Senior Executive Vice President
                                  and General Counsel


          Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           The Bank of New York
                           101 Barclay Street, Floor 12W
                           New York, New York 10286
                           Attention:  Stock Transfer Administration

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 26. Supplements and Amendments. Prior to the earlier of the Distribution Date or the Shares Acquisition Date and subject to the penultimate sentence of this Section 26, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates. From and after the earlier of the Distribution Date or the Shares Acquisition Date, and subject to the penultimate sentence of this Section 26, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision con-tained herein which may be defective or inconsistent with any other provisions herein, (iii) to lengthen the time period during which the Rights may be redeemed following the Shares Acquisition Date for up to an additional twenty
(20) days beyond the time period set forth in Section 22(a) or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). The Company shall provide the Rights Agent with an Incumbency Certificate in substantially the form attached hereto as Exhibit D (the "Incumbency Certificate") and shall update it as necessary.
Upon the delivery of a certificate from an authorized officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made on or after the Distribution Date which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Junior Preferred Stock for which a Right is then exercisable.

          Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 28. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company's Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties and (ii) not subject the Company's Board of Directors to any liability to the holders of the Right Certificates. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

          Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

          Section 30. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except that the rights, duties and obligations of the Rights Agent under this Agreement shall be governed by the laws of the State of New York.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]

                                           SEQUA CORPORATION


                                           By:
                                           Name:
                                           Title:

Attest:


By:
Name:
Title:





                                             THE BANK OF NEW YORK, Rights Agent


                                             By:
                                             Name:
                                             Title:

                                                                      Exhibit A


                           CERTIFICATE OF DESIGNATION,
                            PREFERENCES AND RIGHTS OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                SEQUA CORPORATION
                               __________________

                         Pursuant to Section 151 of the
                         General Corporation Law of the
                                State of Delaware
                               __________________


          SEQUA CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, said Board of Directors duly adopted the following resolution, which resolution remains in full force and effect as of October 30, 2000:

          RESOLVED, that pursuant to authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended, there is hereby created a series of preferred stock of the Corporation; which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, as amended:

          1. Designation and Amount. The series of Preferred Stock established hereby shall be designated as "Series A Junior Participating Preferred Stock," par value $1.00, and the authorized number of shares of Series A Junior Participating Preferred Stock shall be 25,000 shares.

          2. Dividends and Distributions. (A) Subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 per share or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Stock or a subdivision of the outstanding shares of Class A Common Stock (by reclassification or otherwise), declared on the Class A Common Stock, no par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after October 30, 2000 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation, as amended, or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Class A Common Stock, Class B Common Stock and $5 Cumulative Convertible Preferred Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

          (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in Para-graph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity

          (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem, purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

     (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes;

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1,000 per share of Series A Junior Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

          9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to the $5 Cumulative Convertible Preferred Stock and all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          10. Amendment. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, neither the Restated Certificate of Incorporation of the Corporation, as amended, nor this Certificate of Designation shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate
and do affirm the foregoing as true under penalties of perjury as of this    th
day of           ,   .

                                          SEQUA CORPORATION


                                          By:
                                                   [Name]
                                                   [Title]


ATTEST:


By:
         [Name]
         [Title]

                                                                      EXHIBIT B


                           [Form of Right Certificate]


Certificate No. R-                                              ________ Rights

NOT EXERCISABLE AFTER OCTOBER 31, 2010 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF THE RIGHTS AGREEMENT.]1


                                SEQUA CORPORATION

                         Class [A/B]2 Right Certificate


          This certifies that                 , or registered assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of October 30, 2000 (the "Rights Agreement") between Sequa Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on October 31, 2010 at the office of the Rights Agent

----------------------------

1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

2 Depending on whether issued with respect to Class A Common Stock or Class B Common Stock.

designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Preferred Stock, $1.00 par value (the "Junior Preferred Stock"), of the Company, at a purchase price of $200 per one one-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 30, 2000, based on the Junior Preferred Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Junior Preferred Stock will be issued.

          Upon the occurrence of a Triggering Event, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights would become null and void and no holder hereof would have any right with respect to such Rights from and after the occurrence of such Triggering Event.

          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Junior Preferred Stock (or, in certain circumstances, common stock and/or other securities) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.
Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and at the executive offices of the Company.

          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Junior Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Shares Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date. In addition, under certain circumstances following the Shares Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of common stock or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

          No fractional shares of Junior Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Junior Preferred Stock would be issued.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Junior Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal. Dated as of          ,          .

[SEAL]

ATTEST:                                     SEQUA CORPORATION


By:                                         By:
     Name:                                      Name:
     Title:                                     Title:


Countersigned:

THE BANK OF NEW YORK,
as Rights Agent


By:
         Authorized Signatory


Date:

                   [Form of Reverse Side of Right Certificate]


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ____________________________

                  (Please print name and address of transferee)



this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.

Dated:  __________, ____



                                            Signature

                                   CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [  ] is [   ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it
[   ] did [  ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                 , ____



                                     Signature




                                     NOTICE


          The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)


To Sequa Corporation:

          The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Right Certificate to purchase the shares of Junior Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or
other taxpayer identifying number



                         (Please print name and address)




          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other taxpayer identifying number



                         (Please print name and address)




Dated:  ____________, ____


                                            Signature

                                   CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it
[   ] did [   ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:               , ____



                                             Signature






                                     NOTICE


          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE

                             JUNIOR PREFERRED STOCK


          The Board of Directors of Sequa Corporation (the "Company") has declared a dividend distribution of one Right for each outstanding share of Class A Common Stock, no par value, and Class B Common Stock, no par value (the "Class A Common Stock" and "Class B Common Stock," respectively and together, the "Common Stock"), of the Company. The distribution is payable to holders of record on December 1, 2000 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $1.00 par value (the "Junior Preferred Stock"), at a price of $200.00 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights


          Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date") of public announcement that a person or group of affiliated or associated persons, subject to certain exceptions (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 33 1/3% or more of the voting power of the outstanding shares of Voting Stock or (ii) ten calendar days (or such later date as may be determined by action of the Board of Directors prior to the time any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 33 1/3% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's

Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date or issued thereafter will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that, as defined therein, the term "Acquiring Person" shall not include Norman E. Alexander (and certain related Persons) who currently beneficially own Voting Stock in excess of 50% of the voting power.

          The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on October 31, 2010, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company


          In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock for Rights issued with respect to Class A Common Stock and Class B Common Stock for Rights issued with respect to Class B Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Exchange of Rights


          At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which shall have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock (or a fraction of a share of Junior Preferred Stock having the same market value) per Class A Right (subject to adjustment) and one share of Class B Common Stock (or a fraction of a share of Junior Preferred Stock having the same market value) per Class B Right (subject to adjustment).

Redemption of Rights

          At any time prior to 5:00 P.M., New York City time, on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Rights Holder Not a Stockholder

          Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Terms of the Junior Preferred Stock

          The Junior Preferred Stock will rank junior to all other series of the Company's preferred stock (including, but not limited to, the $5.00 Cumulative Convertible Preferred Stock) with respect to payment of dividends and as to distributions of assets in liquidation. Each share of Junior Preferred Stock will have a quarterly dividend rate per share equal to the greater of $10.00 or 1,000 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Class A Common Stock, subject to certain adjustments. The Junior Preferred Stock will not be redeemable. Generally, in the event of liquidation, the holders of each one one-thousandth of a share of the Junior Preferred Stock will receive a payment equivalent to that received by the holders of each share of Common Stock. Generally, each share of Junior Pre-ferred Stock will vote together with the Common Stock and any other series of cumulative preferred stock entitled to vote in such manner and will be entitled to 1,000 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Junior Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Junior Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Junior Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-thousandth of a share of Junior Preferred Stock purchasable with each Right is intended to approximate the value of one share of Common Stock.

Amendments to Terms of the Rights


          Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person).

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated ____, 2000. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                    EXHIBIT D

                                SEQUA CORPORATION

                             INCUMBENCY CERTIFICATE

          I, Steven R. Lowson, do hereby certify that I am the Secretary of Sequa Corporation, a Delaware Corporation (the "Company"), and do further certify in such capacity that (i) the following named individuals are duly appointed officers of the Company who hold the offices set forth opposite their names, and (ii) the signature opposite the name and title of each such officer is his true and correct signature:



         NAME                                   OFFICE                                SIGNATURE

Norman E. Alexander        Chairman of the Board and Chief        _________________________________
                           Executive Officer
John J. Quicke             President and Chief Operating Officer  _________________________________
Stuart Z. Krinsly          Senior Executive Vice President and    _________________________________
                           General Counsel
Howard M. Leitner          Senior Vice President, Finance         _________________________________
Kenneth A. Drucker         Vice President and Treasurer           _________________________________
William P. Ksiazek         Vice President and Controller          _________________________________
Martin Weinstein           Executive Vice President               _________________________________
Steven R. Lowson           Secretary                              _________________________________


                                      D-1

Mitchell D. Bittman        Assistant Secretary                    _________________________________


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 2000.




                                     Steven R. Lowson
                                     Secretary


          I, _____, ______ of the Company, do hereby certify that Steven R. Lowson is duly elected, qualified and acting Secretary of the Company, and that his signature set forth above is his genuine signature.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 2000.




                                                  [Name]
                                                  [Title]